UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

MRC GLOBAL inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2024, MRC Global Inc. (the “Company”) issued a press release announcing that David A. Hager has been appointed to the Board of Directors (the “Board”) as of that date for an initial term that will expire at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”) following an increase of the size of the Board from nine to 10 directors. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Mr. Hager, age 67, served as Executive Chairman of Devon Energy Corporation from 2021 until 2023 and President and CEO from 2015 until 2021. Prior to that he served as Chief Operating Officer and Vice President – Exploration & Production. Before Mr. Hager joined Devon in 2006, he was Chief Operating Officer of Kerr-McGee Corporation. Mr. Hager joined Kerr-McGee as Vice President, Operations, Gulf of Mexico and had increasing levels of responsibility during his time with Kerr-McGee. Mr. Hager began his career as an exploration geophysicist with Mobil Oil Corporation and then served in various positions with Sun Company Inc. He received his BS in Geophysics from Purdue University and his MBA from Southern Methodist University.

In addition to his board service at Devon Energy, Mr. Hager served as a non-executive director of both EnLink Midstream, LLC from 2014 to 2018 and Pride International Inc. from 2008 until 2011.

Mr. Hager has been appointed to serve on the Board’s Audit Committee and its Environmental, Social, Governance (“ESG”) & Enterprise Risk Committee. In connection with his appointment to the Board, Mr. Hager will receive cash retainers pursuant to the Company’s Director Compensation Plan (the “Plan”) and has received an equity award on substantially the same terms as the equity awards granted to other non-employee MRC Global directors that Plan provides. As Mr. Hagar has received this grant upon his appointment, he will not be eligible for an additional 2024 grant pursuant to the Plan upon his reelection at the Company’s 2024 Annual Meeting. The Plan is described in the MRC Global’s Current Report on Form 8-K dated May 4, 2023 and filed as Exhibits 10.7 and 10.7.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

There is no arrangement or understanding between Mr. Hager and any other persons pursuant to which he was selected as a director. Mr. Hager has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Hager and the Company have entered into the Company’s standard director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their Board service, subject to the terms and conditions provided in the agreement. The form of indemnification agreement is filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

In addition, on March 11, 2024, the Board did not re-nominate Barbara J. Duganier for re-election at the 2024 Annual Meeting as she notified the Board of her desire to not stand for re-election at the 2024 Annual Meeting. Ms. Duganier’s decision to not stand for re-election to the Board is not as a result of any disagreement with the Company or the Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated March 11, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2024

MRC GLOBAL INC.

By:	/s/ Kelly Youngblood
Kelly Youngblood
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 11, 2024

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